Exhibit 99.1
For Immediate Release
Contact:
Mariam E. Morris
Chief Financial Officer
Sucampo Pharmaceuticals, Inc.
301-961-3400
mmorris@sucampo.com
Sucampo Pharmaceuticals Appoints Andrew J. Ferrara to its Board of Directors
BETHESDA, Maryland, July 22, 2008 — Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) today announced that Andrew J. Ferrara, 68, chairman and chief executive officer of Boston Healthcare Associates, Inc., has been appointed to Sucampo Pharmaceuticals’ Board of Directors, effective July 16, 2008. Mr. Ferrara has also been named a member of the Board’s Compensation Committee.
Mr. Ferrara spent the first 20 years of his career with Eli Lilly & Company (NYSE: LLY), a leading pharmaceutical company, where he held a number of positions in the United States and Europe in business areas, including sales and sales management, marketing, public relations and new product planning and licensing. Following Eli Lilly, Mr. Ferrara served as group vice president of sales and marketing at Collaborative Research, Inc. and in 1984 he co-founded Polygen Corporation, a computer software company focused on the chemical and pharmaceutical research industries. At Polygen, Mr. Ferrara was responsible for business development, sales and product development. He initiated a number of research and licensing agreements with academic institutions and major healthcare corporations in the United States, Europe and Japan. In 1993, Mr. Ferrara founded Boston Healthcare Associates, Inc., a healthcare consulting company. He has also been involved in the development of a variety of public and private companies.
“Andy’s diverse knowledge and experience in commercialization, product licensing and business development will be an invaluable resource for Sucampo as we pursue global expansion of our own product, AMITIZA®, to Europe and other countries and as we seek to maximize our pipeline of prostone compounds,” said Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ chairman and chief executive officer. “We are delighted to welcome him to the Board.”
“I am pleased to join Sucampo Pharmaceuticals’ Board and look forward to contributing to furthering the company’s success as it expands its international presence and considers future in-licensing and out-licensing opportunities,” said Mr. Ferrara.
In addition to Sucampo Pharmaceuticals, Mr. Ferrara currently serves on the Board of Directors of Indevus Pharmaceuticals, Inc. (NASDAQ: IDEV), a biopharmaceutical company, and the Board of Trustees of Franklin Pierce Law Center and is a member of the corporation of the Woods Hole Oceanographic Institute, a nonprofit ocean research, engineering and education organization.

About Sucampo Pharmaceuticals, Inc.
Sucampo Pharmaceuticals, Inc., a specialty biopharmaceutical company based in Bethesda, Md., focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ Chairman and Chief Executive Officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding Chief Executive Officer and advisor, international business development.
Sucampo Pharmaceuticals is marketing AMITIZA® (lubiprostone) 24 mcg in the U.S. for chronic idiopathic constipation in adults and AMITIZA® (lubiprostone) 8 mcg in the U.S. to treat irritable bowel syndrome with constipation in adult women and is developing the drug for additional gastrointestinal disorders with large potential markets. In addition, Sucampo Pharmaceuticals has a robust pipeline of compounds with the potential to target unmet medical conditions affecting millions of patients worldwide. Sucampo Pharmaceuticals has two wholly owned subsidiaries: Sucampo Pharma Europe, Ltd., headquartered in Oxford, UK with a branch office in Basel, Switzerland, and Sucampo Pharma, Ltd., located in Tokyo and Osaka, Japan. To learn more about Sucampo Pharmaceuticals and its products, visit www.sucampo.com.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors described in Sucampo Pharmaceuticals’ filings with the Securities and Exchange Commission (SEC), including the annual report on Form 10-K for the year ended December 31, 2007 and other periodic reports filed with the SEC. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo Pharmaceuticals anticipates that subsequent events and developments will cause its views to change. However, while Sucampo Pharmaceuticals may elect to update these forward-looking statements publicly at some point in the future, Sucampo Pharmaceuticals specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
AMITIZA® is a registered trademark of Sucampo Pharmaceuticals, Inc.
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